TELETECH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
Exhibit 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES–OXLEY ACT OF 2002
The undersigned, the Interim Chief Financial Officer of TeleTech Holdings, Inc. (the “Company”), hereby certifies that, to his knowledge on the date hereof:
(a)	the Form 10–Q of the Company for the quarter ended June 30, 2011 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ JOHN R. TROKA, JR.
John R. Troka, Jr.
Interim Chief Financial Officer

Date: August 2, 2011